Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252825) and Form S-8 (No. 333-126959) of China Automotive Systems, Inc. of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
March 30, 2021